Exhibit 4.2

SUPPLEMENTAL INDENTURE

Supplemental Indenture, dated as of November 30, 2012, (this “Supplemental Indenture”) among Eaton Corporation (the “Company”), the guarantors party hereto (the “New Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, Turlock Corporation, an Ohio corporation (“Turlock”), the Guarantors (as defined in the Indenture) (the “Existing Guarantors”) and the Trustee are parties to an indenture (the “Indenture”), dated as November 20, 2012, as supplemented from time to time, providing for the issuance by the Company of $600,000,000 aggregate principal amount of 0.950% Senior Notes due 2015 (the “2015 Notes”), $1,000,000,000 aggregate principal amount of 1.500% Senior Notes due 2017 (the “2017 Notes”), $1,600,000,000 aggregate principal amounts of 2.750% Senior Notes due 2022 (the “2022 Notes”), $700,000,000 aggregate principal amount of 4.000% Senior Notes due 2032 (the “2032 Notes”) and $1,000,000,000 aggregate principal amount of 4.150% Senior Notes due 2042 (the “2042 Notes” and, together with the 2015 Notes, the 2017 Notes, the 2022 Notes and the 2032 Notes, the “Securities”);

WHEREAS, on the date hereof, (i) Turlock is merging with and into the Company, with the Company being the surviving Person of such merger (the “Merger”), and (ii) the Escrow Property is being released pursuant to Section 3(a) of the Escrow Agreement (the time as of which both the Merger has been consummated and the Escrow Property has been so released being herein called the “Effective Time”); and

WHEREAS, Section 1014 of the Indenture provides that under certain circumstances, a Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall irrevocably and unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “New Guarantee”); and

WHEREAS, pursuant to Section 903 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to be Bound. Each New Guarantor hereby becomes a party to the Indenture as a Guarantor and as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor and a Subsidiary Guarantor under the Indenture.

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(3) Guarantee. Each New Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the obligations of the Company pursuant to and as set forth in Article Seventeen of the Indenture.

(4) Limitation on Obligations of New Guarantors. Notwithstanding the foregoing and any other provision of this Supplemental Indenture to the contrary, the payment undertaking of any New Guarantor which is incorporated under the laws of the Grand Duchy of Luxembourg for the obligations of any obligor which is not a Subsidiary of that New Guarantor shall be limited at any time, to an aggregate amount not exceeding eighty-five per cent. (85%) of the greater of :

(i) the New Guarantor’s own funds (“capitaux propres”), as determined by Article 34 of the Luxembourg law of 19 December 2002 on the register of commerce and companies, accounting and companies annual accounts, as amended, and the debt owed by such New Guarantors incorporated under the laws of the Grand Duchy of Luxembourg, to any of its direct or indirect shareholders as at the date of this Supplemental Indenture; and

(ii) the New Guarantor’s own funds (“capitaux propres”), as determined by Article 34 of the Luxembourg law of 19 December 2002 on the register of commerce and companies, accounting and companies annual accounts, as amended, and the debt owed by such New Guarantor incorporated under the laws of the Grand Duchy of Luxembourg, to any of its direct or indirect shareholders as at the date the guarantee is called.

The above limitation shall not apply to any amounts borrowed under any facility and in each case made available, in any form whatsoever, to such New Guarantor incorporated under the laws of the Grand Duchy of Luxembourg, or any of its Subsidiaries.

(5) Release of Guarantee.

The Guarantee of each New Guarantor shall be automatically and unconditionally released and discharged, upon:

(i) the consummation of any transaction permitted under the Indenture (including a sale, transfer, disposition or distribution of such New Guarantor to a Person that is not Parent or one of its Subsidiaries, or a dissolution) resulting in such Guarantor ceasing to be a Subsidiary; or

(ii) such Guarantor becomes an Excluded Person; provided that no such release will occur to the extent such New Guarantor remains an issuer or co-issuer of or borrower or guarantor under any U.S. debt securities or U.S. syndicated credit facilities.

(6) Assumption of Obligations. The Company, pursuant to Section 801 of the Indenture, expressly assumes the obligations of Turlock for the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities and performance of every covenant of the Indenture on the part of Turlock to be performed or observed.

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(7) Severability. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(8) Benefits Acknowledged. Each of the New Guarantors acknowledge that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that its guarantee and waivers (to the extent permitted by applicable law) pursuant to the New Guarantee are knowingly made in contemplation of such benefits.

(9) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of a New Guarantor shall have any liability for any obligations of the Company or the Guarantors (including a New Guarantor) under the Securities, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

(10) Trustee Disclaimer. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the New Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Base Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

(11) Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterparty may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

(12) Headings. The headings of the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

(13) Effective Time. This Supplemental Indenture together with the agreements contained herein shall become effective at the Effective Time. The Company shall give the Trustee prompt written notice of the occurrence of the Effective Time.

[signature pages follow]

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EATON CORPORATION

By:	/s/ Mark M. McGuire
Name: Mark M. McGuire
Title: Executive Vice President and General Counsel

By:	/s/ Thomas E. Moran
Name: Thomas E. Moran
Title: Senior Vice President and Secretary

SUBSIDIARY GUARANTORS:

EATON AEROQUIP LLC

By:	/s/ Mark M. McGuire
Name: Mark M. McGuire
Title: Vice President

By:	/s/ Thomas E. Moran
Name: Thomas E. Moran
Title: Vice President and Secretary

EATON AEROSPACE LLC

By:	/s/ Mark M. McGuire
Name: Mark M. McGuire
Title: Vice President

By:	/s/ Thomas E. Moran
Name: Thomas E. Moran
Title: Vice President and Secretary

EATON HYDRAULICS LLC

By:	/s/ Mark M. McGuire
Name: Mark M. McGuire
Title: Vice President

By:	/s/ Thomas E. Moran
Name: Thomas E. Moran
Title: Vice President and Secretary

EATON LEASING CORPORATION

By:	/s/ Mark M. McGuire
Name: Mark M. McGuire
Title: Vice President

By:	/s/ Thomas E. Moran
Name: Thomas E. Moran
Title: Vice President and Secretary

WRIGHT LINE HOLDING INC.

By:	/s/ Trent M. Meyerhoefer_
Name: Trent M. Meyerhoefer
Title: Vice President and Treasurer

By:	/s/ Thomas E. Moran
Name: Thomas E. Moran
Title: Vice President and Secretary

WRIGHT LINE LLC

By:	/s/ Trent M. Meyerhoefer
Name: Trent M. Meyerhoefer
Title: Vice President and Treasurer

By:	/s/ Thomas E. Moran
Name: Thomas E. Moran
Title: Vice President and Secretary

EATON CONTROLS (LUXEMBOURG) S. À R.L., a société à responsabilité limitée incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 12, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-9.145 and having a corporate capital of EUR 12,500

By:	/s/ Sabine Knobloch
Name: Sabine Knobloch
Title: Manager

By:	/s/ Grégory Dujardin
Name: Grégory Dujardin
Title: Manager

EATON TECHNOLOGIES (LUXEMBOURG) S. À R.L., a société à responsabilité limitée incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 12, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-172818 and having a corporate capital of EUR 12,500

By:	/s/ Sabine Knobloch
Name: Sabine Knobloch
Title: Manager

By:	/s/ Grégory Dujardin
Name: Grégory Dujardin
Title: Manager

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
Name: Teresa Petta
Title: Vice President